As filed with the Securities and Exchange Commission on July 27, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STEINER LEISURE LIMITED

(Exact name of registrant as specified in its charter)

Commonwealth of the Bahamas (State or other jurisdiction of incorporation or organization)	98-0164731 (I.R.S. Employer Identification No.)
Suite 104A, Saffrey Square, P.O. Box N-9306 Nassau, The Bahamas (Address of Principal Executive Offices)	Not Applicable (Zip Code)

Steiner Leisure Limited 2012 Incentive Plan
(Full Title of the Plan)

Robert C. Boehm
Executive Vice President and General Counsel
c/o Steiner Management Services, LLC
770 South Dixie Highway, Suite 200
Coral Gables, FL 33146
(Name and address of agent for service)

(305) 358-9002
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer [  ]    Accelerated filer [X]    Non-accelerated filer [  ]    Smaller reporting company [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Shares, par value (U.S.) $.01 per share	1,200,000 shares	$42.32	$50,784.00	$5,819.85

(1) Represents 1,200,000 shares issuable under the Steiner Leisure Limited 2012 Incentive Plan (the "Plan"). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of the Registrant's common shares that become issuable under the Plan by reason of any share dividend, share split, recapitalization or other similar transaction.

(2) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, and are based on the average of the high and low selling prices per share of the Registrant's Common Stock as reported on the Nasdaq Global Select Market on July 27, 2012.

The registration statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Steiner Leisure Limited (the "Registrant") has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"). The documents containing the information specified in Part I of this Registration Statement will be sent or given to all persons who participate in the Steiner Leisure Limited 2012 Incentive Plan (the "Plan"), as specified by Rule 428(b)(1) of the Securities Act. These documents are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement on Form S-8:

  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

  The Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2012.

  The Current Report on Form 8-K/A filed on January 13, 2012 and the Current Report on Form 8-K filed on June 15, 2012.

  The description of the Registrant's common shares, (U.S.) $.01 par value per share (the "Common Shares"), contained in the Registrant's Registration Statement on Form 8-A (File No. 0-28972) filed by the Registrant with the Commission on November 8, 1996 under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating the description.

  All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Articles of Association of the Registrant (the "Articles") provide that the directors and officers of the Registrant, as well as certain other individuals, shall be indemnified by the Registrant to the fullest extent authorized by Bahamian law as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Registrant or any subsidiary of the Registrant.

Section 58 of the International Business Companies Act, 2000 of The Bahamas provides:

    Subject to subsection (2) and any limitations in its Memorandum or Articles or in any unanimous shareholder agreement, a company incorporated under this Act may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal or administrative proceedings any person who:

      is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil or administrative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or

      is or was, at the request of the company, serving as a director, officer or liquidator, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

2. Subsection (1) only applies to a person referred to in that subsection if the person acted honestly and in good faith with a view to the best interests of the company.

The Articles also provide that expenses of directors and/or officers of the Registrant incurred in defending civil or criminal proceedings be paid by the Registrant in advance of final disposition of such proceedings upon such director or officer undertaking to reimburse any such expense which it is ultimately determined he or she is not entitled to be indemnified against by the Registrant.

The Articles also provide that the right of directors and officers to indemnification is not exclusive of any other right to which such directors or officers may be entitled under any law, agreement, vote of shareholders or directors or otherwise. Indemnification is only available to the directors and officers of the Registrant and certain other persons in connection with the performance of their respective functions if such person acted honestly and in good faith with a view to the best interests of the Registrant. In addition, indemnification is not available with respect to any claim against a person pursuant to the provision of Section 16(b) of the Exchange Act or similar provisions of any U.S. federal or state statute or rule. The Registrant also maintains insurance on behalf of any person who is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another entity against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits filed as part of this Registration Statement are as follows:

Exhibit Number	Description

3.l	Amended and Restated Memorandum of Association of Steiner Leisure Limited (1)
3.2	Amended and Restated Articles of Association of Steiner Leisure Limited (2)
5.1	Opinion of Harry B. Sands, Lobosky and Company regarding the legality of the Common Shares being registered
10.1	Steiner Leisure Limited 2012 Incentive Plan, filed with the Commission as Exhibit 10.37 to the Registrant's Current Report on Form 8-K dated June 15, 2012 and incorporated herein by reference (3)
23.1	Consent of Harry B. Sands, Lobosky and Company (contained in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney (included as part of the signature page hereto)

_________________________

(1) Previously filed with the quarterly report on Report 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

(2) Previously filed with the current report on Form 8-K dated March 17, 2006 and incorporated herein by reference.

(3) Previously filed with the current report on Form 8-K dated June 15, 2012 and incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coral Gables, State of Florida, this 27th day of July, 2012.

STEINER LEISURE LIMITED

By: /s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Stephen B. Lazarus and Leonard I. Fluxman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title(s)	Date
/s/ CLIVE E. WARSHAW Clive E. Warshaw	Chairman of the Board	July 27, 2012
/s/ LEONARD I. FLUXMAN Leonard I. Fluxman	President, Chief Executive Officer (Principal Executive Officer) and Director	July 27, 2012
/s/ STEPHEN B. LAZARUS Stephen B. Lazarus	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 27, 2012
/s/ ROBERT H. LAZAR Robert H. Lazar	Vice President - Finance and Chief Accounting Officer (Principal Accounting Officer)	July 27, 2012
/s/ MICHELE STEINER WARSHAW Michele Steiner Warshaw	Director	July 27, 2012
/s/ CYNTHIA R. COHEN Cynthia R. Cohen	Director	July 27, 2012
/s/ DENISE DICKINS Denise Dickins	Director	July 27, 2012
/s/ DAVID S. HARRIS David S. Harris	Director	July 27, 2012
/s/ STEVEN J. PRESTON Steven J. Preston	Director	July 27, 2012

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Harry B. Sands, Lobosky and Company regarding the legality of the Common Shares being registered
23.1	Consent of Harry B. Sands, Lobosky and Company (contained in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney (included as part of the signature page hereto)